Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements present the pro forma effect of the acquisition of SpeedFC, Inc. and Subsidiary (“SpeedFC”) by Navarre Corporation (“the Company” or “Navarre”) through the merger of a wholly-owned Navarre subsidiary on Navarre’s historical financial position and results of operations using the purchase method of accounting. The acquisition was effective November 20, 2012. Navarre’s fiscal year ends on March 31 of each year, and SpeedFC’s fiscal year ends on December 31 of each year.

The unaudited pro forma condensed combined balance sheet as of September 30, 2012 is based on the historical balance sheet of Navarre as of September 30, 2012 and of SpeedFC as of September 30, 2012 and the assumption that the merger had occurred as of September 30, 2012. The pro forma condensed combined statements of operations for the fiscal year ended March 31, 2012 combines the results of operations of Navarre for the year ended March 31, 2012 and of SpeedFC for the year ended December 31, 2011 (in each case, the most recently completed fiscal year), and is based on the assumption that the merger had occurred on April 1, 2011 (incorporating SpeedFC’s fiscal year beginning on January 1, 2011), the first days of the beginning of Navarre’s and SpeedFC’s fiscal years, respectively. As a result of the different fiscal year ends, and in order to present results for comparable periods, the unaudited pro forma interim condensed combined statements of operations for the six-month period ended September 30, 2012 combines Navarre’s historical consolidated statement of operations and comprehensive income (loss) for the six-month period ended September 30, 2012 with SpeedFC’s historical consolidated statement of operations for the six month period ended September 30, 2012.

The unaudited pro forma condensed consolidated financial data and allocation of purchase price are based on assumptions, estimates and adjustments which are preliminary and have been made solely for purposes of developing such pro forma information. The pro forma adjustments represent Navarre’s preliminary determinations of these adjustments and are based on available information and certain assumptions Navarre considers reasonable under the circumstances. Final amounts could differ from those set forth herein and are subject to finalization of a third party valuation. The unaudited pro forma condensed combined financial statements may not be indicative of the results of operations that would have been achieved if the SpeedFC acquisition had occurred on the dates indicated or which Navarre may achieve in the future.

The unaudited pro forma condensed combined financial statements and notes thereto should be read in conjunction with (i) Navarre’s historical consolidated financial statements and related notes contained in Navarre’s annual report on Form 10-K for the year ended March 31, 2012,  (ii) Navarre’s Quarterly Report on Form 10-Q for the quarter and six-month period ended September 30, 2012, (iii) Navarre’s Current Reports on Form 8-K filed since March 31, 2012, and (iv) the historical financial information of SpeedFC included within this filing.

Unaudited Pro Forma Condensed Combined Balance Sheet

(In thousands)

	Historical		Pro Forma
	Navarre September 30, 2012	SpeedFC September 30, 2012	Adjustments		Combined
Assets:
Current assets:
Cash and cash equivalents	$-	$1	$-		$1
Restricted cash	-	-	-		-
Accounts receivable, net	66,294	9,314	-		75,608
Inventories	34,723	-	-		34,723
Prepaid expenses	1,698	1,772	(847)	(9)	2,623
Deferred tax assets — current, net	1,174	137	-		1,311
Other assets — current	41	-	850	(3)	891
Total current assets	103,930	11,224	3		115,157
Property and equipment, net	6,397	5,082	-		11,479
Software development costs, net	474	852	-		1,326
Other assets:
Intangible assets, net	1,278	-	23,280	(1)	24,558
Goodwill	-	-	31,862	(1)	31,862
Deferred tax assets — non-current, net	18,846	-	(7,915)	(4)	9,540
			(1,391)	(8)
Non-current prepaid expenses	4,353	1,655	(1,655)	(9)	4,353
Other assets	2,605	11	-		2,616
Total assets	$137,883	$18,824	$44,184		$200,891
Liabilities and shareholders’ equity:
Current liabilities:
Accounts payable	$80,220	$4,278	$-		$84,498
Checks written in excess of cash balances	10,900	748	-		11,648
Accrued expenses	4,879	1,618	850	(3)	7,347
Deferred revenue	-	1,549	(941)	(9)	608
Contingent payment obligation short-term — acquisition	-	-	2,146	(6)	2,146
Line of credit	-	-	25,000	(2)	25,000
Other liabilities — short-term	47	342	(46)	(9)	343
Total current liabilities	96,046	8,535	27,009		131,590
Long-term liabilities:
Deferred revenue	-	1,839	(1,839)	(9)	-
Contingent payment obligation long-term — acquisition	-	-	1,960	(6)	1,960
Deferred tax liability - long-term	-	1,391	(1,391)	(8)	-
Other liabilities — long-term	1,542	1,020	(582)	(9)	1,980
Total liabilities	97,588	12,785	25,157		135,530
Commitments and contingencies
Contingent common stock obligation - acquisition	-	-	5,066	(6)	5,066
Shareholders’ equity:

Common stock	164,675	47	(47)	(7)	184,675
			20,000	(5)
Preferred stock	-	10	(10)	(7)	-
Treasury stock	-	(60)	60	(7)	-
Additional paid in capital	-	2,071	(2,071)	(7)	-
Retained earnings (accumulated deficit)	(124,453)	3,971	(4,877)	(7)	(124,453)
			628	(9)
			278	(9)
Accumulated other comprehensive income	73	-	-		73
Total shareholders’ equity	40,295	6,039	19,027		65,361
Total liabilities and shareholders’ equity	$137,883	$18,824	$44,184		$200,891

Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Income (Loss)

(In thousands, except per share amounts)

	Historical		Pro Forma
	Navarre Year ended March 31, 2012	SpeedFC Year ended December 31, 2011	Adjustments		Combined

Net sales	$480,824	$48,931	$-		$529,755
Cost of sales	436,318	39,433	-		475,751
Gross profit	44,506	9,498	-		54,004
Operating expenses:
Selling and marketing	21,112	2,342	-		23,454
Distribution and warehousing	13,170	-	-		13,170
General and administrative	22,907	2,926	(5,170)	(B)	20,663
Information and technology	-	2,663	5,170	(B)	7,833
Depreciation and amortization	3,624	-	2,154	(A)	5,778
Goodwill and intangible impairment	5,996	-	-		5,996
Total operating expenses	66,809	7,931	2,154		76,894
Income (loss) from operations	(22,303)	1,567	(2,154)		(22,890)
Other income (expense):
Interest income (expense), net	(968)	(65)	65	(C)	(2,771)
			(1,670)	(D)
			(133)	(F)
Other income (expense), net	(457)	-	-		(457)
Income (loss) from operations, before income tax	(23,728)	1,502	(3,892)		(26,118)
Income tax benefit (expense)	(10,572)	(748)	3,485	(G)	(7,835)
Net income (loss)	$(34,300)	$754	$(407)		$(33,953)

Other comprehensive income (loss):
Net unrealized loss on foreign exchange rate translation, net of tax	(164)	-	-		(164)
Comprehensive income (loss)	$(34,464)	$754	$(407)		$(34,117)

Earnings (loss) per common share (H):
Basic	$(0.93)	$0.13			$(0.63)
Diluted	$(0.93)	$0.13			$(0.63)
Weighted average shares outstanding(H):
Basic	36,877	5,701			53,972
Diluted	36,877	5,701			53,972

Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss

(In thousands, except per share amounts)

	Historical		Pro Forma
	Navarre Six months ended September 30, 2012	SpeedFC Six months ended September 30, 2012	Adjustments		Combined

Net sales	$195,404	$30,866	$-		$226,270
Cost of sales	173,241	25,431	-		198,672
Gross profit	22,163	5,435	-		27,598
Operating expenses:
Selling and marketing	8,493	794	-		9,287
Distribution and warehousing	3,513	-	-		3,513
General and administrative	8,238	1,575	(2,128)	(B)	7,292
			(393)	(E)
Information and technology	-	2,224	2,128	(B)	4,352
Depreciation and amortization	1,627	-	1,254	(A)	2,881
Total operating expenses	21,871	4,593	861		27,325
Income (loss) from operations	292	842	(861)		273
Other income (expense):
Interest income (expense), net	(261)	(18)	18	(C)	(1,141)
			(835)	(D)
			(45)	(F)
Other income (expense), net	(99)	-	-		(99)
Income (loss) from operations, before income tax	(68)	824	(1,723)		(967)
Income tax benefit (expense)	(15)	(305)	649	(G)	329
Net income (loss)	$(83)	$519	$(1,074)		$(638)

Other comprehensive income (loss):
Net unrealized gain on foreign exchange rate translation, net of tax	83	-	-		83
Comprehensive income (loss)	$-	$519	$(1,074)		$(555)

Earnings (loss) per common share (H):
Basic	$-	$0.09			$(0.01)
Diluted	$-	$0.09			$(0.01)
Weighted average shares outstanding(H):
Basic	37,168	5,709			54,263
Diluted	37,168	5,709			54,263

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Conforming interim periods

Navarre’s fiscal year end is March 31, while SpeedFC’s fiscal year end is December 31.  The latest interim period for Navarre is its second quarter results for the three and six-month period ended September 30, 2012, while SpeedFC’s latest interim period is its third quarter results for the three and nine-month period ended September 30, 2012.  In order for the unaudited interim pro forma results of SpeedFC to be most current, the interim results of SpeedFC included in unaudited pro forma interim combined statement of operations reflect the six-months ended September 30, 2012.  Accordingly, SpeedFC’s historical unaudited financial information included in the unaudited pro forma condensed combined statement of operations covering the three-month period ended March 31, 2012 has been excluded as follows (amounts in thousands):

SpeedFC
Three months ended March 31, 2012

Net sales	$13,088
Cost of sales	10,116
Gross profit	2,972
Operating expenses:
Selling and marketing	530
General and administrative	622
Information and technology	1,122
Total operating expenses	2,274
Income (loss) from operations	698
Other income (expense):
Interest income (expense), net	(49)
Income from operations, before income tax	649
Income tax expense	(277)
Net income	$372

Transaction costs

The accompanying pro forma condensed combined financial statements do not include the impact of any transaction costs directly related to the merger agreement that would be non-recurring.  These costs are anticipated to be paid out of Navarre’s cash on hand.

Deferred tax asset valuation allowance

The accompanying pro forma condensed combined financial statements do not include the impact, if any, of the potential full or partial reversal of Navarre’s $18.9 million deferred tax valuation allowance that was recorded during the twelve months ended March 31, 2012 and remains on Navarre’s consolidated balance sheet as of September 30, 2012. The amount of the deferred tax asset valuation allowance reversal will be determined upon completion of the transaction.

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2012

(1)	The total estimated fair value of consideration is allocated to the assets to be acquired and liabilities to be assumed is based on the following preliminary basis:

Estimated fair value of total consideration	$54,172

Current assets	$10,377
Fixed assets	5,082
Software development costs	852
Other assets	11
Customer relationship intangible assets*	15,890
Trademark intangible asset*	3,620
Internally developed technology intangible assets*	3,770
Current liabilities	(7,548)
Deferred income taxes	(9,306)
Other liabilities	(438)
Goodwill	31,862
Total estimated purchase price	$54,172

* The final allocation of consideration to acquired intangible assets is subject to an independent appraisal and final analysis of the fair market value of individual items acquired.

(2)	Represents anticipated proceeds from financing in connection with the acquisition up to $25.0 million.

(3)	Represents estimated costs related to the debt agreement to finance the SpeedFC acquisition.

(4)	To adjust the deferred tax impact related to the acquired intangible assets:

Customer relationship intangible assets*	$15,890
Trademark intangible asset*	3,620
Internally developed technology intangible assets*	3,770
23,280
Assumed effective tax rate of the combined company	34%
Deferred income taxes to be recognized based on the fair value of acquired intangible assets	$7,915

* The final allocation of consideration to acquired intangible assets is subject to an independent appraisal and final analysis of the fair market value of individual items acquired.

(5)
The fair value of the Navarre Common Stock issued in connection with the SpeedFC acquisition which was determined as of September 30, 2012, the date on which the merger transaction is deemed to have occurred for purposes of the unaudited pro forma condensed combined balance sheet.

(6)
The fair value of the contingent consideration as determined by a preliminary valuation.  Contingent consideration includes a cash payment and additional shares of Navarre Common Stock upon SpeedFC achieving certain earnings thresholds for the twelve months ended December 31, 2012.  The cash payment is paid over a 3 year term.  The fair value of contingent consideration was determined as of September 30, 2012, the date on which the transaction is deemed to have occurred for purposes of the unaudited pro forma condensed combined balance sheet.

(7)	Represents the elimination of the SpeedFC stockholders’ equity upon closing of the SpeedFC acquisition.

(8)	To reclassify SpeedFC deferred tax liabilities to conform to a combined company deferred tax asset.

(9)	Represents the adjustment of the deferred rent, deferred revenue and related deferred costs for acquisition accounting treatment as of September 30, 2012.

Notes to Unaudited Pro Forma Condensed Combined Statements of Operations and Comprehensive Income (Loss)

(A)	To record amortization expense for identifiable intangible assets.

	Estimated Life (in years)	Year ended March 31, 2012	Six months ended September 30, 2012

Customer relationship intangible assets*	10	$1,149	$751
Internally developed technology intangible assets*	4	1,005	503
Trademark intangible asset*	Indefinite – n/a	-	-
Pro forma adjustment		$2,154	$1,254

* The final allocation of consideration to acquired intangible assets and respective estimated life is subject to an independent appraisal and final analysis of the fair market value of individual items acquired.

(B)
Reclassification of Navarre’s information and technology expenses from general and administrative to the Information and Technology operating expense caption for purposes of financial statement conformity.

(C)	To reflect the reversal of SpeedFC’s interest expense related to revolving line of credit.

(D)	To reflect the estimated interest and amortization of new debt issuance costs for the combined company over the term of the agreement.

(E)
To eliminate the transaction costs recognized in the historical statements of operations for the six months ended September 30, 2012 as these amounts are non-recurring charges directly attributable to the acquisition.

(F)	To reflect the estimated interest for the contingent payment obligation.

(G)
To reflect an adjustment to the provision for income taxes for the combined company’s pro forma statutory tax rate of negative 30% for the twelve months ended March 31, 2012 and 34% for the six months ended September 30, 2012.

(H)	The combined pro forma amounts reflect the issuance of 17,095,186 shares of Navarre Common Stock.